BlackRock Funds II: BlackRock U.S. Government Bond Portfolio
(Formerly, BlackRock Intermediate Government Bond Portfolio)

File No. 811-22061

Item No. 77M (Mergers) -- Attachment

During the fiscal annual period ended September 30, 2011, BlackRock U.S. Government Bond Portfolio (the "U.S. Government Bond Portfolio"), a series of BlackRock Funds II (the "Registrant"), File No. 811-22061, acquired substantially all of the assets and certain stated liabilities of the BlackRock Government Income Portfolio (the "Government Income Portfolio"), also a series of the Registrant (the "Reorganization").

The Board of Trustees of the Registrant unanimously approved the Reorganization. As provided in the Agreement and Plan of Reorganization ("Reorganization Agreement"), the Government Income Portfolio transferred all of its assets to the U.S. Government Bond Portfolio in exchange for the assumption by the U.S. Government Bond Portfolio of certain stated liabilities of the Government Income Portfolio and shares of the U.S. Government Bond Portfolio, the shares of which were distributed by the Government Income Portfolio to the holders of its shares.

On April 1, 2011, in connection with the Reorganization, the Registrant filed a Registration Statement on Form N-14 (File No. 333-173239) (the "N-14 Registration Statement"). The N-14 Registration Statement contained the Combined Prospectus/Information Statement informing the shareholders of the Government Income Portfolio of the Reorganization. A filing on Form 497 relating to the N-14 Registration Statement was filed on May 18, 2011. The N-14 Registration Statement as filed was declared effective by the Commission on May 1, 2011.

On July 18, 2011 (the "Reorganization Date"), pursuant to the Reorganization Agreement, the Government Income Portfolio transferred assets valued at $874,795,010 to the U.S. Government Bond Portfolio and holders of the Government Income Portfolio's BlackRock Shares, Institutional Shares, Service Shares, Investor A Shares, Investor B Shares, Investor B1 Shares, Investor C Shares, Investor C1 Shares and Class R Shares received in exchange 1,260 BlackRock Shares, 3,828,140 Institutional Shares, 207,046 Service Shares, 50,085,362 Investor A Shares, 550,863 Investor B Shares, 5,222,761 Investor B1, 5,674,303 Investor C, 12,528,040 Investor C1 and 3,927,725 Class R Shares, respectively, of the U.S. Government Bond Portfolio. Such shares were then distributed to the shareholders of Government Income Portfolio on that date.



- 2 -